EXHIBIT 16.1 TO FORM 8-K



July 29, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated July 29, 2004, of Redhook Ale Brewery, Incorporated and are in agreement with the statements contained in the first sentence of paragraph 1, the first and second sentence of paragraph 2, and paragraph 3 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                               Very truly yours,

                                               /s/ Ernst & Young LLP
                                               ---------------------

Ernst & Young LLP
Seattle, Washington




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